UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRUB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on June 15, 2021 (the “Closing Date”), of the Mergers (as defined below) pursuant to that certain Agreement and Plan of Merger, dated June 10, 2020 (the “Initial Merger Agreement”), by and among Grubhub Inc., a Delaware corporation (“Grubhub” or the “Company”), Just Eat Takeaway.com N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“Just Eat Takeaway.com”), Checkers Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Just Eat Takeaway.com (“Merger Sub”), and Checkers Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Just Eat Takeaway.com (“Merger Sub II” and together with Merger Sub, the “Merger Subs”), as amended by that certain First Amendment to the Merger Agreement, by and among Just Eat Takeaway.com, the Merger Subs and the Company, dated September 4, 2020 (the “First Amendment”), and by that certain Second Amendment to the Merger Agreement, by and among Just Eat Takeaway.com, the Merger Subs and the Company, dated March 12, 2021 (the “Second Amendment” and, together with the Initial Merger Agreement and the First Amendment, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into the Company (the “Initial Merger”), with the Company continuing as the surviving company in the Initial Merger (the “Initial Surviving Company”), and (ii) immediately thereafter, the Initial Surviving Company merged with and into Merger Sub II (the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II continuing as the surviving company.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the closing of the Initial Merger, Merger Sub II, Grubhub Holdings Inc. and Wilmington Trust, National Association, as trustee (the “Trustee”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of June 10, 2019, among Grubhub Holdings Inc. (the “Issuer” or “Holdings”), the Company, the guarantors party thereto and the Trustee (the “Indenture”), which established and provided for the issuance of 5.500% senior notes due 2027 (the “Notes”). The Notes mature on July 1, 2027. Pursuant to the terms of the Supplemental Indenture, Merger Sub II assumed all of the obligations of the Company under the Indenture and the Notes, including, without limitation, the payment of the principal of and any premium and interest on the Notes, as applicable, and the performance of every covenant of the Indenture and the Notes on the part of the Company.

The foregoing description of the Indenture, the Supplemental Indenture and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 10, 2019, and the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto, and each of which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 14, 2021, in connection with the anticipated completion of the Initial Merger, the Company paid all amounts owing under the Credit Agreement, dated as of February 6, 2019, by and among the Company, Grubhub Holdings Inc., Citibank, N.A., as administrative agent, Citibank, N.A., BMO Capital Markets Corp. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and the other lenders party thereto (as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of May 8, 2020, by and among the Company, Grubhub Holdings Inc., Citibank N.A., as administrative agent, and the lenders party thereto, the “Credit Agreement”, and such payment, the “Payoff”). In connection with the Payoff, all commitments and obligations under the Credit Agreement were repaid, satisfied and discharged in full (other than contingent obligations and such other obligations which expressly survive the Payoff).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of June 15, 2021, by and among Checkers Merger Sub II, Inc., Grubhub Holdings Inc. and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2021	GRUBHUB INC.

/s/ Adam DeWitt
Adam DeWitt
President and Chief Financial Officer